UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 8, 2007

GREAT LAKES BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14879	94-3078031
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2421 Main Street, Buffalo, New York	14214
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 961-1900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 8, 2007, Greater Buffalo Savings Bank (“GBSB”) and First Niagara Bank (“FNB”) sent joint letters to certain employees of both companies and GBSB customers relating to the post-merger consolidation of GBSB and FNB retail bank branches.

The FNB plan calls for the combination of six GBSB branches with FNB branches and three FNB branches with GBSB branches. An additional seven GBSB locations will remain open after the merger. The insert attached, which was also distributed, provides details with respect to GBSB’s 16 branch locations.

Copies of the letters to employees and customers, along with the insert mailed with the letters, are included as exhibits to this report.

On September 10, 2007, First Niagara Financial Group, Inc. (“First Niagara”) and Great Lakes Bancorp, Inc. (“Great Lakes”), the holding company for Greater Buffalo Savings Bank, jointly announced that they had entered into a definitive Agreement and Plan of Merger under which Great Lakes will merge into First Niagara. It is expected that the acquisition will be completed in the first quarter of 2008.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit
Number	Description
99.1	Joint communication to Greater Buffalo Savings Bank and First Niagara Bank employees dated November 8, 2007.

99.2	Joint communications to Greater Buffalo Savings Bank customers dated November 8, 2007.

99.3	Insert to joint customer communication regarding branch consolidations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES BANCORP, INC.

Date: November 8, 2007	By:	/s/ Michael J. Rogers
Michael J. Rogers
Executive Vice President and Chief Financial Officer
(Principal Financial and Principal Accounting Officer)